Exhibit 99.1
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TRM Corporation Announces Name Change to Access to Money, Inc.
CHERRY HILL, New Jersey, June 24, 2009 (PR Newswire) – TRM Corporation (OTCBB: TRMM) announced today that it will change its name to Access to Money, Inc. effective June 25, 2009. Along with the name change, effective June 25, 2009 the Company’s ticker symbol will change to AEMI and its common stock will continue to trade on the OTCBB. The Company has also changed its state of incorporation from Oregon to Delaware.
“This is the final step in the long transition process associated with our acquisition of Access to Money,” said Richard Stern, the President and CEO. “While the TRM name had been associated with leadership in the ATM Industry in its early days, we believe that the name Access to Money not only describes our primary service, but is also readily identifiable with our business of distributing and servicing ATM machines. Our new name provides us with a great opportunity to rebrand the Company with the name associated with our operational excellence and industry leadership,” Mr. Stern concluded.
About TRM Corporation
TRM Corporation is a consumer services company that provides convenience ATM services in high-traffic consumer environments. TRM’s ATM customer base is widespread, with retailers throughout the United States. TRM operates one of the largest non-bank ATM networks in the United States.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included herein, including without limitation, statements regarding our future financial position, business strategy, budgets, projected sales, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation there on or similar terminology or expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, regulatory changes, increases in interest rates, the inability to obtain cash for our ATMs, market acceptance of our student loan processing services, demand for student loans, availability of credit, changes in regulations regarding student loans and financial institutions, and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise or to reflect events or circumstances after the date hereof.
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